UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

Talon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Hana Biosciences, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2010, Talon Therapeutics, Inc. (the “Company”) amended its 2010 Equity Incentive Plan (the “2010 Plan”) to increase the number of shares of the Company’s common stock reserved for issuance thereunder to 8,500,000.  In addition, the Company granted 10-year stock options pursuant to the 2010 Plan to the officers listed below to purchase the number of shares set forth across from each such person’s name.  Each stock option is exercisable $0.495 per share, the closing sale price of the Company’s common stock on the date of grant, and vest in 48 equal monthly installments commencing on the first month anniversary of the grant date. Each stock option grant is evidenced by a separate stock option agreement in the Company’s standard form for use under the 2010 Plan.

Recipient (Position)	No. Shares
Steven R. Deitcher (President & CEO)	1,635,000
Craig W. Carlson (Sr. V.P. & CFO)	705,000
Tyler M. Nielsen (Controller)	67,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talon Therapeutics, Inc.

Date: December 28, 2010	By:	/s/ Craig W. Carlson
Craig W. Carlson
Sr. Vice President, Chief Financial Officer